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Exhibit 23.4

        Degolyer And MacNaughton

        5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

May 10, 2013

Evolution Petroleum Corporation
2500 CityWest Blvd. Suite 1300
Houston, Texas 77042

Ladies and Gentlemen:

        We hereby consent to the use of the name DeGolyer and MacNaughton, and to the incorporation by reference of information taken from our letter reported dated August 8, 2012, and our "Appraisal Report as of June 30, 2012 on Certain Delhi Field Properties owned by Evolution Petroleum Corporation" (our Reports) in the Registration Statement on Form S-3 of Evolution Petroleum Corporation to be filed on or about May 13, 2013, as referenced in the Annual Report on Form 10-K for the year ended June 30, 2012, of Evolution Petroleum Corporation, filed on September 13, 2012. We further consent to the reference to us under the heading "Experts" in such Registration Statement.

Very truly yours,
/s/DeGolyer and MacNaughton/
DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716

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  Exhibit 23.4